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                                                                   Exhibit 16(b)

                                POWER OF ATTORNEY

I, an undersigned director of Lincoln Life & Annuity Company of New York (the Company), hereby revoke all powers of attorney authorizing any person to act as attorney-in-fact relative to Lincoln Life & Annuity Variable Annuity Account H (the Separate Account), which were previously executed by me and do hereby severally constitute and appoint Ronald L. Stopher, Steven M. Kluever, and Samuel S. Parkison my true and lawful attorneys-in-fact, with full power in each of them to sign for me, in my name and in the capacities indicated below, any and all amendments to Registration No. 811-08441 filed with the Securities and Exchange Commission under the Investment Company Act of 1940 and the Securities Act of 1933, on behalf of the Company in its own name or in the name of the Separate Account, hereby ratifying and confirming my signature as it may be signed by any of my attorneys-in-fact to any such amendment to that Registration Statement. The power of attorney was signed on August 12, 2002.





/s/ Mark E. Reynolds                         Director
---------------------------
Mark E. Reynolds



STATE OF INDIANA  )
                  ) SS:
COUNTY OF ALLEN   )

     On this 12 day of August, 2002, before me a Notary Public, in and for said county and state, personally appeared Mark E. Reynolds, known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

                                                   /s/ Sharlene K. Geer
                                                   -----------------------------
                                                   Notary Public

My Commission Expires: 2/29/08